                          FORM OF STOCKHOLDER AGREEMENT



     The parties to this Stockholder Agreement (this "Agreement") are Renaissance Cosmetics, Inc., a Delaware corporation (the "Company"), and [INSERT NAME OF THE STOCKHOLDER] (the "Stockholder").

     The Stockholder has been granted an option (the "Option") to purchase shares ("Shares") of the common stock, par value $.01 per share (the "Common Stock"), of the Company and may in the future, pursuant to the exercise of the Option, acquire Shares (any such Shares, together with all other Shares acquired by the Stockholder in the future pursuant to an additional Option or Options granted by the Company, the "Option Shares").

     The Company and the Stockholder desire to promote their mutual interests and the interests of the Company by imposing certain restrictions on the transfer of the Option Shares and any other shares of any class of capital stock of the Company, including but not limited to the Common Stock, now owned or hereafter acquired by the Stockholder (collectively, the "Shares") and to set forth their agreement with respect to certain other matters, all upon the terms and conditions set forth below.

     It is therefore agreed as follows:

     1. ISSUANCE OF SHARES. In accordance with the Option Agreement between the Stockholder and the Company (the "Option Agreement"), the Stockholder may purchase Option Shares from the Company and will pay to the Company the exercise price for those Shares in accordance with the terms of that Option Agreement.

     2. CERTAIN RIGHTS AND RESTRICTIONS OF THE STOCKHOLDER. For a period of fifteen years after the date of this Agreement, the Stockholder may not sell, assign, transfer, pledge, hypothecate, mortgage, encumber, dispose of by gift, bequest or otherwise transfer or dispose of (collectively, "Transfer") any right, title or interest in any or all of his or her Shares except as follows:

          (a) The Stockholder may Transfer (inter vivos or testamentary) all or part of his or her Shares to his or her spouse, children, parents, brothers or sisters, nieces and nephews or to a trust for the benefit of any such persons, or to any affiliate (as defined below) of the Stockholder, or to a corporation or limited or general partnership, the shareholders or partners of which consist entirely of the Stockholder and/or his permitted transferees or to a guardian for a disabled stockholder, provided that such Shares shall remain subject to this Agreement. Such Shares also may be transferred back to the transferor. As used in this Agreement, an "affiliate" of any person means any other person controlled by, controlling or under "common control" (as that term is defined in the Securities Act of 1933 (the "Securities Act")) with that person.

          (b) The Stockholder may sell any or all of his or her Shares in a public offering of shares of the Company pursuant to a registration statement under the Securities Act or in connection with a merger, consolidation or other reclassification of the capital stock of the Company.

          (c) The Stockholder may transfer his or her Shares in accordance with Sections 3, 4, 5 or 6.

     3. INVOLUNTARY TRANSFERS OF SHARES. In the event of any Involuntary Transfer (as hereinafter defined) by the Stockholder of any Shares, the following procedures shall apply:

          (a) If the Stockholder is deprived or divested of Shares by an Involuntary Transfer, he or she shall promptly give written notice of such Transfer in reasonable detail to the other stockholder[s] of the Company who have entered into a Stockholder Agreement or similar instrument with the Company for the purpose of imposing upon those stockholders Share transfer restrictions, or providing those stockholders with rights similar to those provided herein, and each of their permitted transferees (collectively, the "Other Stockholders" and together with the Stockholder, the "Stockholders"), and the person or persons who take or propose to take any interest in such Shares (the "Subject Shares") as a result of such Involuntary Transfer (the "Transferee") shall hold such interest subject to the rights of the Other Stockholders as set forth below.

          (b) Upon receipt of the notice referred to in Section 3(a) above or upon discovery of such Involuntary Transfer, the Other Stockholders shall have the irrevocable option, exercisable by written notice (specifying the number of Subject Shares to be purchased) to the Transferor within 60 days following the receipt of such notice (or other discovery), but not the obligation, to purchase the Subject Shares, subject to the terms set forth herein. Each Other Stockholder may exercise the option for a number of Subject Shares that bears the same relation to the total number of Subject Shares as (x) the number of shares held by that Other Stockholder bears to (y) the aggregate number of shares then held by all of the Other Stockholders exercising such option, or for such other number of Subject Shares as all of the Other Stockholders exercising such option may agree. Upon the termination of that 60-day period, the Stockholder shall notify the Company in writing of the number of Subject Shares that Other Stockholders have elected to purchase in accordance with this provision; the Company shall then have an option, exercisable within 15 days after the Stockholder gives the Company the notice referred to in the first clause of this sentence, but not the obligation, to purchase any Subject Shares the Other Stockholders have not elected to purchase.

          (c) The closing of any such sale of Subject Shares to one or more Other Stockholders or, if applicable, the Company, shall be at the offices of the Company not later than 30 days after the Stockholder provides the Company with the written notice referred to in the first clause of the last sentence of
(b) above. The purchase price per Share of any Subject Shares purchased pursuant to this Section 3 shall be the amount that is equal to the fair market value (determined without giving effect to the fact that the Subject Shares may represent a minority interest in the Company), as of the Valuation Date (as defined below), of the Subject Shares as such fair market value is determined by an independent appraiser selected by the Company and reasonably acceptable to the Transferee, payable in immediately available funds. The "Valuation Date" shall be the last day of the calendar quarter immediately preceding the Involuntary Transfer.

          (d) In the event that the Other Stockholders and the Company do not purchase all of the Subject Shares involved in an Involuntary Transfer pursuant to this Section 3, the Transferee shall take and hold all rights and interests in any Subject Shares not so purchased and shall execute a copy of this Agreement and be bound by the provisions hereof with the same rights and obligations as the Stockholders.

          (e) For purposes of this Agreement, the term "Involuntary Transfer" shall mean any involuntary transfer by or in which the Stockholder shall be deprived or divested of any right, title or interest in or to any Shares, including, without limitation, any levy of execution, transfer in connection with bankruptcy, reorganization, insolvency or similar proceedings or any Transfer to a public officer or agency pursuant to any abandoned property or escheat law.

     4.   CERTAIN RIGHTS TO CAUSE SALE OF COMPANY.

          (a) If, at any time, the holders of a majority in interest of the outstanding shares of Common Stock determine to sell all of their Shares of Common Stock in an arms-length transaction to any unaffiliated third person pursuant to a bona fide written offer for all of the Shares of the Common Stock, and the Stockholder receives written notice thereof not fewer than 20 days before the proposed date of the sale, the Stockholder shall also sell, and the Stockholder shall be entitled to sell, all of his or her Shares in the same transaction at the closing thereof (and shall deliver certificates for all of his or her Shares at such closing, free and clear of all claims, liens and encumbrances), provided that the Stockholder shall receive the same consideration per Share upon such sale as the Other Stockholders. It is expressly acknowledged that the foregoing provisions are an integral part of this Agreement and in the event that the Stockholder shall fail to comply herewith, in addition to all other rights and remedies available, the Other Stockholders (who shall for this purpose be deemed to be intended third party beneficiaries of this Agreement) shall have the right to obtain equitable relief to compel the Stockholder to perform his or her obligations hereunder. By execution of this Agreement, the Stockholder hereby irrevocably appoints each of the Company's Chairman, Vice Chairman, President, Chief Executive Officer, Chief Operating Officer, Vice President, Secretary and any Assistant Secretary, acting singly, as his or her attorney-in-fact to execute and deliver all documents necessary to effect the sale of his or her Shares in accordance with the foregoing.

          (b) In the event of a proposed sale of stock of the Company as described in Section 4(a), the Stockholder shall in all events be required to deliver his or her Shares of Common Stock to the buyer at the closing of the sale regardless of whether there is any dispute between the Company and the Stockholder. Any such dispute shall be resolved after the closing and shall in no event delay the closing.

     5.   TAG-ALONG RIGHTS.

          (a) With respect to any proposed Transfer of Shares other than as provided in Sections 2(a), 2(b), 3, 4 and 6, for a period of fifteen years after the date of this Agreement, the Stockholder may not transfer any Shares unless prior to such sale or disposition the Company and each Other Stockholder shall have been given notice of the proposed transaction and each Other Stockholder shall have been provided a firm irrevocable right, which right shall be exercisable by written notice (which shall specify the number of Shares (up to the total number of Shares held by the Other Stockholders, as applicable) that the Stockholder desires to sell) within 60 days after giving notice to each Other Stockholder, and which shall be acknowledged by the proposed transferee (the "Purchaser"), to sell to the Purchaser, at the same time and upon the same terms and conditions offered to the Stockholder by the Purchaser, the number of Shares of Common Stock that bears the same ratio to the total number of Shares of Common Stock proposed to be sold by the Stockholder to the Purchaser as the total number of Shares of Common Stock owned by the Other Stockholder bears to the total number of outstanding Shares of Common Stock, provided that in order to be entitled to exercise its right to sell shares to the Purchaser pursuant to this Section 5, the Other Stockholder must agree to make substantially the same representations, warranties, covenants and indemnities and other similar agreements as the Stockholder agrees to make in connection with the proposed transfer of the Shares of the Stockholder.

          (b) To the extent that the Other Stockholders exercise the foregoing option, the number of Shares of Common Stock to be sold by the Stockholder shall be reduced by the aggregate number of shares that the Other Stockholders are entitled to include in the sale of shares of Common Stock to the Purchaser and shares of Other Stockholders shall be substituted therefor.

          (c) Any Purchaser of Shares of Common Stock pursuant to this provision shall execute a copy of this Agreement and be bound by the provisions hereof with the same rights and obligations as the Stockholder.

          (d) The rights provided in this provision may be exercised in whole or in part by the Other Stockholders.

     6.   REPURCHASE OF STOCK OF THE STOCKHOLDER.

          (a) In the event that the employment of the Stockholder with the Company is terminated for whatever reason (or, in the case of a non-employee director, such director ceases to be a director), the Company shall have the right, but not the obligation, to repurchase all of the Shares of the Stockholder (including, but not limited to, the Option Shares) and any other securities of the Company (as applicable) received in respect of the Shares, which right shall be exercised by written notice to the Stockholder within 60 days of termination of employment (or termination of the directorship) of the Stockholder.

          (b) If the employment of the Stockholder with the Company is terminated by the Company for cause (as reasonably defined by the Company) (or if the directorship of a non-employee director is terminated for cause under applicable Delaware law), or if the Stockholder voluntarily terminates his employment without the written consent of the Company, the purchase price for all of the Stockholders' Shares and other securities (as applicable) pursuant to
Section 6(a) shall be the actual cost thereof to the Stockholder.

          (c) If the employment (or directorship) of the Stockholder is terminated for any reason other than as set forth in Section 6(b), including due to death, disability or retirement (on or after reaching the retirement age established by Company policy) of the Stockholder, the purchase price for the Shares and other securities (as applicable) pursuant to Section 6(a) shall be the fair market value of the Shares and other securities (as applicable) as of the date of termination. The fair market value shall be either (x) the average for the bid and asked prices for the 60-day period prior to the date of termination if the Common Stock is then traded in the over-the-counter market,
(y) the price on the date of termination if the Common Stock is then traded on a national securities exchange, or (z) if there is no public market, as fair market value shall be determined by an independent appraiser selected by mutual agreement of the attorneys for the Company and the Stockholder (and failing such agreement by the American Arbitration Association in New York, New York). The cost of such appraiser shall be borne equally by the Company and the Stockholder.

          (d) In the event the Company elects to purchase the Shares and other securities (as applicable) of the Stockholder as provided above, the parties shall close the sale on the 30th day (or next business day if the 30th day is a holiday) after the date of written notice to the Stockholder from the Company under (a) above, or after the date of determination of the appraiser as provided in (c) above, at 10:00 a.m. at the then offices of the Company. At the closing, the Company will deliver the purchase price of the Shares and other securities (as applicable) in cash or, at the Company's option, one-third in cash and two-thirds in the form of a promissory note payable over a three-year period bearing simple annual interest at 8% and subordinated (pursuant to subordination terms in substantially the form set forth in Attachment A hereto) to all indebtedness of the Company, and the Stockholder shall deliver the certificates for all of his Shares and other securities (as applicable), duly endorsed with payment of all stock transfer taxes, if any, and free and clear of any and all claims, liens or encumbrances.

          (e) Wherever pursuant to this Section 6 the Company has the right to repurchase the Shares or other securities (as applicable) from the Stockholder but is prevented from doing so either because (i) such purchase would violate any law or statute or any order, writ, injunction, decree, judgment, rule or regulation promulgated, or judgment entered, by any federal, state, local or foreign court or governmental authority or (ii) if the Company were to purchase the Shares or other securities of the Company (as applicable) the Company is, or after giving effect thereto would be, in default or in violation of the terms of, or subject to a ceiling in the availability of credit advances under, any loan or credit agreements, indentures or promissory notes or other similar documents, the board of directors of the Company may appoint one or more existing stockholders of the Company as its designee(s) to purchase the Shares or other securities (as applicable) in such order of priority and in such amounts as the board shall determine.

     7. RECLASSIFICATION. In the event that any Shares should, as a result of a stock split or stock dividend or combination of shares or any other change or exchange for other securities by reclassification, reorganization, redesignation, merger. consolidation, recapitalization, split-up, spinoff, partial or complete liquidation, sale of assets, distribution to stockholders, combination of shares or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company or of another corporation, the number of Shares held by the Stockholder shall be appropriately and proportionately adjusted to reflect such action and the terms and provisions of this Agreement shall apply to all of the capital stock of any class of the Company now owned or that may be issued hereafter to the Stockholder in consequence of any such event.

     8. PURCHASE FOR INVESTMENT, LEGEND ON CERTIFICATE. The Stockholder acknowledges and agrees that all of his or her Shares subject hereto are being, have been and will be acquired for investment and not with a view to the distribution thereof and that no Transfer of the Shares may be made except in compliance with applicable federal and state securities laws. All the stock certificates for Shares of capital stock of the Company hereafter owned by the Stockholder and subject to the terms of this Agreement shall have endorsed in writing, stamped or printed, upon the back thereof, the following legend (or a legend of similar effect):

     THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISION OF A STOCKHOLDER AGREEMENT DATED _________ __, 199_. A COPY OF THAT AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME, IS MAINTAINED WITH THE CORPORATE RECORDS OF THE COMPANY AND IS AVAILABLE FOR INSPECTION AT THE OFFICE OF THE COMPANY, 955 MASSACHUSETTS AVENUE, CAMBRIDGE, MASSACHUSETTS 02139.

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH
     REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR UNDER SUCH STATE SECURITIES OR BLUE SKY LAWS.

     9. TERMINATION. This Agreement shall automatically and without further action terminate at such time as the Company shall close an underwritten public offering of the Company's shares the gross proceeds to the Company of which are at least $10 million pursuant to a registration statement that has been filed under the Securities Act and declared effective by the Securities and Exchange Commission.

     10. SPECIFIC PERFORMANCE. Inasmuch as the Shares cannot be readily purchased or sold in the open market and the parties hereto desire to impose certain restrictions on transfers of Shares, irreparable damage will result in the event that this Agreement is not specifically enforced and the parties hereto agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal having jurisdiction, by a decree of specific performance and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

     11. EFFECTIVENESS OF TRANSFERS. No Shares shall be transferred on the Company's books and records, and no Transfer of Shares shall be otherwise effective, unless any such Transfer is made in accordance with the term and conditions of this Agreement. In the event of any purported Transfer of any Shares in violation of the provisions of this Agreement, such purported Transfer shall be void and of no effect, and no dividend of any kind whatsoever nor any distribution pursuant to liquidation or otherwise shall be paid by the Company to the purported transferee in respect of such Shares (all such dividends and distributions being deemed waived), and the voting rights of such Shares, if any, on any matter whatsoever shall remain vested in the transferor, and the transferor shall not be relieved of any of its obligations hereunder as the holder of such Shares, during the period commencing with the violation and ending when compliance shall have occurred.

     12. ADDITIONAL STOCKHOLDERS. Subject to the restrictions on transfers of Shares contained herein, any person or entity required to become a party to this Agreement in connection with the acquisition of Shares from the Stockholder or a successor thereto, shall, on or before the transfer or issuance to it of Shares, sign the signature page hereto and shall thereby become a party to this Agreement. As a party to this Agreement, each holder of Shares shall be bound by this Agreement and shall hold such Shares with all rights conferred, and subject to all of the obligations and restrictions imposed, hereunder.

     13. CERTAIN DEFINITIONS. As used in this Agreement "person" shall mean any individual, group, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

     14. ACTION NECESSARY TO EFFECTUATE THE AGREEMENT. The parties hereto agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this Agreement.

     15.  MISCELLANEOUS.

          (a) NOTICES. All notices, instructions and other communications in connection with this Agreement shall be in writing and may be given by personal delivery or mailed, certified mail, return receipt requested, postage prepaid or by a nationally recognized overnight courier to the parties at the address of the Company as follows, and at the address of the Stockholder as set forth on the signature page to this Agreement (or at such other address as the Company or the Stockholder may specify in a notice to the Company or Stockholder, as the case may be):

     If to the Company:  Dr. Thomas V. Bonoma
                         President and Chief Executive Officer
                         Renaissance Cosmetics, Inc.
                         955 Massachusetts Avenue
                         Cambridge, Massachusetts  02139

                                  and

                         Dr. Thomas V. Bonoma
                         President and Chief Executive Officer
                         Renaissance Cosmetics, Inc.
                         635 Madison Avenue
                         New York, New York  10022

     With a copy to:     Brownstein Hyatt Farber & Strickland
                         410 Seventeenth Street Suite 2200
                         Denver, Colorado  80204
                         Attention: John L. Ruppert, Esq.

Notices shall be deemed to have been given (i) when actually delivered personally, (ii) the next business day if sent by overnight courier (with proof of delivery) and (iii) on the fifth day after mailing by certified mail.

          (b) NO WAIVER. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies conferred by this Agreement or shall preclude any other or further exercise thereof or the exercise of any other right, power and remedy.

          (c) BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon and, except as otherwise provided herein, shall inure to the benefit of the respective parties and their permitted successors and assigns. This Agreement shall not be assignable except as otherwise provided herein.

          (d) SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

          (e) MODIFICATION. No term or provision of this Agreement may be amended, altered, modified, rescinded or terminated except upon the express written consent of the party against whom the same is sought to be enforced.

          (f) LEGAL FEES. In the event that it becomes necessary for the Company to retain legal counsel to enforce the Company's rights under this Agreement, all costs, fees and expenses associated with the retention of such counsel shall be borne by the Stockholder.

          (g) LAW GOVERNING. This Agreement shall be construed both as to validity and performance in accordance with, and governed by, the laws of the state of Delaware, without giving effect to its choice of law rules.

          (h) COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

          (i) HEADINGS. All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement.

          (j) AGREEMENT GOVERNS IN EVENT OF CONFLICT. In the event the provisions of the Company's certificate of incorporation or by-laws conflict with or are inconsistent with the provisions of this Agreement, this Agreement shall govern.

          (k) ENTIRE AGREEMENT. This Agreement contains, and is intended as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters and cannot be changed or terminated orally.

                              RENAISSANCE COSMETICS, INC.




                              By:
                                  ------------------------------

                                  Name:
                                        ------------------------

                                  Title:
                                         -----------------------



Dated:                , 199
      ----------------     ---



------------------------------
[INSERT NAME OF STOCKHOLDER]


Address of the Stockholder for Notices:

------------------------------

------------------------------

------------------------------

                                                            DATED - 04/04/97



                                  ATTACHMENT A

                            TO STOCKHOLDER AGREEMENT










                 FORM OF SUBORDINATION PROVISIONS TO BE INCLUDED
                                   (ATTACHED)

                 FORM OF SUBORDINATION PROVISIONS TO BE INCLUDED
                      IN PROMISSORY NOTES ISSUABLE PURSUANT
                  TO SECTION 6(D) OF THE STOCKHOLDER AGREEMENT



     1. This note is subordinate and junior in right of payment, as provided below, to all indebtedness other than trade debt of the Company including, but not limited to, principal, interest, fees, penalties, indemnities, "post-petition" interest in bankruptcy (whether or not allowed by law) of the Company, letters of credit, interest rate caps and collars and the like, and any and all renewals, extensions, restatements or refinancings thereof, to any lender which is a bank, insurance company, financing institution, finance company or other institutional lender (all such lenders together with any other holder of Superior Indebtedness (as defined below), hereinafter called the "Lenders"), whether now existing or hereafter created, and the direct or contingent obligations of the Company to any lender who provides the Company with a revolving credit and/or term debt facility (all of said indebtedness hereinafter called "Superior Indebtedness").

     2. (a) The payment of all amounts (including principal, interest, fees, penalties and indemnities) owing in respect of this note are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Superior Indebtedness. The provisions of this
Section 2 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Superior Indebtedness, and such provisions are made for the benefit of the holders of Superior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

          (b) Upon the maturity of any Superior Indebtedness, whether at stated maturity, by acceleration or otherwise, all amounts owing in respect thereof shall first be paid in full, or such payment duty provided for in cash, or in a manner satisfactory to the holder or holders of such Superior Indebtedness, before any payment is made on account of the principal of, or interest on, or any amount otherwise owing in respect of, this note.

          (c) Upon the happening of any default or event of default under the documents evidencing the Superior Indebtedness, unless and until such default shall have been cured or waived in writing, no payment shall be made with respect to this note.

          (d) In the event that, notwithstanding the preceding provisions, the Company shall make any payment on account of the principal of, or interest on, or amounts otherwise owing in respect of, this note, at a time when payment is not permitted by said provisions, such payment shall be held by the Payee in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Superior Indebtedness or their representative or representatives under the agreements pursuant to which the Superior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Superior

Indebtedness remaining unpaid to the extent necessary to pay all Superior Indebtedness in full in accordance with terms of such Superior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Superior Indebtedness.

          (e) Upon any distribution of assets of the Company upon any dissolution, winding up or liquidation of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

               (i) the holders of all Superior Indebtedness shall first be entitled to receive payment in full of all amounts due thereon in cash before the Payee is entitled to receive any payment on account of the principal of, or interest on, or any other amount owing in respect of, this note;

               (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which.the Payee would be entitled except for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Superior Indebtedness or their representative or representatives under the agreements pursuant to which the Superior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Superior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Superior Indebtedness; and

               (iii) in the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Payee on account of principal of, or interest on, or other amounts due on, this note before all Superior Indebtedness is paid in cash in full, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Superior Indebtedness remaining unpaid or unprovided for or their representative or representatives under the agreements pursuant to which the Superior Indebtedness may have been issued, for application to the payment of such Superior Indebtedness until all such Superior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Superior Indebtedness.

          Without in any way modifying the provisions hereof or affecting the sub-ordination effected hereby if such notice is not given, the Company shall give prompt written notice to the Payee of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

          (f) Subject to the prior payment in full of all Superior Indebtedness, the Payee shall be subrogated to the rights of the holders of Superior Indebtedness to receive payments or distributions of assets of the Company applicable to the Superior Indebtedness until all amounts owing on this note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Superior Indebtedness by or on behalf of the Company or by or on behalf of the Payee by virtue of the provisions hereof which otherwise would have been made to the Payee shall, as between the Company, its creditors other than the holders of Superior Indebtedness, and the Payee, be deemed to be payment by the Company to or on account of the Superior Indebtedness, it being understood that the provisions hereof are, and are intended solely for the purpose of defining the relative rights of the Payee, on the one hand, and the holders of the Superior Indebtedness, on the other hand.

          (g) Nothing contained in this Section 2 is intended to or shall impair, as between the Company and the Payee, the obligation of the Company to pay to the Payee the principal of and interest on this note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Payee and creditors of the Company other than the holders of the Superior Indebtedness, nor except as provided herein shall anything herein prevent the Payee from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under the provisions hereof of the holders of Superior Indebtedness in respect of cash property, or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in the provisions hereof the Payee shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending or a certificate of the liquidating trustee or agent or other person making any distribution to the Payee, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Superior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to the provisions hereof.

          (h) No right of any present or future holders of any Superior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holders, or by any noncompliance by the Company with the terms and provisions of this note, regardless of any knowledge thereof with which any such holders may have or be otherwise charged. The holders of the Superior Indebtedness may, without in any way affecting the obligations of the Payee with respect thereto, at any time or from time to time in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, replace or alter, any Superior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Superior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Superior indebtedness, including, without limitation, the waiver of default thereunder and the release of any collateral securing such Superior Indebtedness, all without notice to or assent from the Payee.

          (i) Without in any way modifying the provisions of this Section 2 or affecting the subordination effected hereby if such notice is not given (other than Section 2 (d)), the Company shall give the Payee prompt written notice of any maturity or event of default of Superior Indebtedness after which such Superior Indebtedness remains unsatisfied.

          (j) In case any one or more Events of Default shall occur and be continuing, the Payee, subject to the subordination provisions of this note (including without limitation, Sections 1 and 2), may proceed to protect and enforce his, her or its rights by an action at law, suit in equity or other appropriate proceeding.

          (k) The holder of this note acknowledges and agrees that the Lenders have relied upon and will continue to rely upon, and are third-party beneficiaries of, the subordination provisions set forth herein in purchasing the debt and other priorities of the Company and in making loans and otherwise extending credit to the Company and any subsidiary or successor thereto.

          (l) The Lenders shall not be prejudiced in their right to enforce the subordination provisions contained herein in accordance with the terms hereof by any act or failure to act on the part of the Company, except as provided in
Section 2 (d)(ii).

          (m) The subordination provisions contained herein are for the benefit of the Lenders and may not be rescinded, canceled, amended or modified in any way without the prior written consent thereto of such Lenders as shall then be holding Superior Indebtedness.

          (n) Notwithstanding any inconsistent term of this note, no holder of this note shall, prior to the Maturity Date, unless the holder hereof is entitled to accelerate the indebtedness hereunder, have any right to institute any proceeding to enforce any indebtedness evidenced by this note or to institute any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Company.